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                                                Filed Pursuant to Rule 424(b)(3)
                                                    Registration No.:  333-86257

Supplement, Dated January 6, 2000, to Prospectus, Dated September 17, 1999,
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of UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:

                                                                Number of Depositary Shares
                                                                ---------------------------
                                                                    Owned        Offered
                                                                -------------  ------------
Name of Selling Securityholder
------------------------------
Donaldson, Lufkin & Jenrette Securities Corporation.............       80,000        80,000

Susquehanna Capital Group.......................................       25,000        25,000

Donaldson, Lufkin & Jenrette Securities Corporation was an initial purchaser in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in a material relationship between us and Donaldson, Lufkin & Jenrette Securities Corporation.